SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                   FORM 8 - K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15 (d) of the
                         Securities Exchange Act of 1934


                        Date of Report: January 29, 1997
                        (Date of earliest event reported)

                           COMMUNITY BANK SYSTEM, INC.
             (Exact name of registrant as specified in its charter)

                         Commission file number 0-11716

DELAWARE                          0-11716                    16-1213679
(State or other Jurisdiction      (Commission                (I.R.S. Employer
of incorporation)                 File Number)               Identification No.)

                 5790 Widewaters Parkway, DeWitt, New York 13214
               (Address of principal executive offices) (Zip Code)

                         Registrant's telephone number,
                       including area code: (315) 445-2282

                                 Not Applicable
          (Former name of former address, if changed since last report)




                          This report contains 8 pages
                         Exhibit index located at page 2

Items 1-4.        Not Applicable

Item 5.           Other Events

News Release dated January 29, 1997 announcing the placement of Capital Securities.

News Release dated February 11, 1997 announcing the purchase of eight KeyCorp Western NY branches by Community Bank, N.A.

News Release dated February 20, 1997 announcing:
the declaration of its quarterly dividend, shareholder approval of a two-for-one stock split, the plan to redeem CBSI's remaining portion of its $4.5 million 9% Cumulative Perpetual Preferred Stock

NEWS RELEASE
COMMUNITY BANK SYSTEM, INC.                             For further information
5790 Widewaters Parkway, DeWitt, New York  13214                please contact:


                                                              Sanford A. Belden
                                                              President and CEO
                                                        Office:  (315) 445-2282
FOR IMMEDIATE RELEASE                                        Fax:(315) 445-2997



                      COMMUNITY BANK SYSTEM, INC. ANNOUNCES
                         PLACEMENT OF CAPITAL SECURITIES

Syracuse, New York, January 29, 1997 - - - Community Bank System, Inc. (NASDAQ/NMS: CBSI) today announced the placement of $30 million of fixed rate capital securities through Community Capital Trust I, a newly-formed Delaware business trust, controlled by CBSI.

The 9.75% Capital Securities, Series A of Community Capital Trust I were priced at 99.325% of par to yield 9.82%. Cash distributions will be payable semi-annually on January 31 and July 31, beginning July 31, 1997. The proceeds from the issuance will be used for general corporate purposes, including the redemption of outstanding preferred stock.

Sanford A. Belden, President and Chief Executive Officer, said, "We believe the issuance of these capital securities will further enhance our capital position and reduce our cost of capital as we continue to look for opportunities to profitably grow our company."

The 9.75% Capital Securities were offered in a private placement transaction through M.A. Schapiro & Co., Inc. and are rated Investment Grade ("BBB-") by Thomson BankWatch. The securities have not been registered under the Securities Act of 1933 and may not be offered or sold in the United States without such registration or applicable exemption from the registration requirements.

CBSI is a $1.3 billion registered bank holding company based in DeWitt, New York. Its wholly-owned banking subsidiary, Community Bank, N.A., has 49 customer facilities offering a broad range of financial services to both retail and commercial customers located throughout Northern New York, the Finger Lakes Region, the Southern Tier, and Southwestern New York. CBSI is also the parent company of Benefit Plans Administrative Services, Inc., a pension actuarial and recordkeeping firm located in Utica, New York.

                                * * * * *

FOR IMMEDIATE RELEASE
Contact:
Sanford A. Belden                         Christine Hogan-Kilburn (518)487-4323
President & CEO                           Manager, Public Relations-New York
COMMUNITY BANK, N.A. &                    KeyCorp
Community Bank System, Inc.
(315) 445-7304

Michael A. Patton
Regional President
COMMUNITY BANK, N.A.
201 N. Union St.
Olean, NY 14760
(716) 376-7200

    COMMUNITY BANK, N.A. to Purchase Eight KeyCorp Western  NY Branches

      Olean, New York (February 11, 1997)--COMMUNITY BANK, N.A. (CBNA), has signed an agreement to acquire eight branches with total deposits of approximately $161 million in Western New York from KeyCorp, a national financial services company with assets of over $67 billion. The transaction is subject to regulatory approval and is scheduled to close during the second quarter.
     Sanford A. Belden, president and chief executive officer of CBNA, stated, "Consistent with its community-oriented approach, CBNA will bring its commitment of personalized service, convenient locations, and responsiveness to the specific needs of individuals and businesses in the communities served by the branches."
     The transaction will include an option to purchase approximately $24 million in related small business, middle-market commercial and consumer loans, as well as facilities and equipment including five ATM's. Approximately fifty employees associated with the branches will be joining CBNA.


                                                               -more-

COMMUNITY BANK to Purchase Eight KeyCorp Branches--                      Page 2

     Belden continued, "We are extremely pleased to add eight branches to our Southern Tier market to help solidify our marketshare in Southwestern New York. This purchase is very attractive in that it is immediately accretive to earnings per share. Our well-established organizational and management structure means that we will absorb these branches with little additional fixed overhead."
     Theeight  branches and their  respective  county  locations are as follows:
        Allegany County--Alfred, Cuba and Wellsville Cattaraugus County--Gowanda Chautauqua County--Clymer, Cassadaga, Ripley and Sherman.
     Belden further remarked, "All but one of the branches is either first or second in deposit market share in their respective locations. The Chautauqua branches represent a market extension to the west of our Olean-area locations, gaining the Gowanda branch results in COMMUNITY BANK solidifying our market share in Cattaraugus County, and addition of the Allegany branches strengthens our current Wellsville location."
     Michael A. Patton, regional president stated, "We are very pleased to bring our trademark brand of local, responsive decision making and service to the people in these new markets and we look forward to actively participating in the communities."


                                                    -more-

COMMUNITY BANK to Purchase 8 KeyCorp Branches--                           Page 3

     COMMUNITY BANK and KeyCorp will be communicating soon to customers to explain how their banking relationships will continue to be handled following the transfer. "We will be working together to ensure a smooth transition over the coming months, and the transition should be virtually transparent to customers. Customers are not required to take any action at this time," said Belden .
      COMMUNITY BANK offers a full range of high-quality products and services for both individuals and businesses. These include FDIC-insured checking and savings deposit products, a variety of personal and commercial loans, personal and employee benefit trust services, and a range of nonbank financial services including annuities, mutual funds and insurance. CBNA is recognized by Veribanc, Inc. and several other bank monitoring services as consistently achieving the highest levels of financial safety, soundness and strength.
     Community Bank System, Inc. (NASDAQ/NMS: CBSI) is a $1.3 billion registered bank holding company based in DeWitt, New York. Its wholly-owned banking subsidiary, COMMUNITY BANK, N.A. with operating centers in Olean and Canton, has 49 customer facilities located throughout Southwestern New York, the Southern Tier, the Finger Lakes Region, and Northern New York. CBSI is also the parent company of Benefit Plans Administrative Services, Inc., a pension actuarial and recordkeeping firm located in Utica, New York.
                #                     #                        #

Sanford A. Belden
President and C.E.O.
315\445-2282


FOR IMMEDIATE RELEASE



                  COMMUNITY BANK SYSTEM, INC. DECLARES DIVIDEND


         SYRACUSE, NY, February 20, 1997 ----- Community Bank System, Inc. (NASDAQ/NMS: CBSI) announced that its Board of Directors declared a quarterly cash dividend of $.18 per share on its common stock. The dividend will be payable April 10, 1997 to shareholders of record March 14, 1997. The rate of dividend reflects a two-for-one stock split approved by shareholders at a Special Shareholders Meeting held on February 19, 1997. Shareholders of record at the close of business on February 10, 1997 will be issued one additional share of common stock for each share already held, to be distributed on or about March 12, 1997.

         Community Bank System, Inc. has announced that it plans to redeem the remaining portion or $4.5 million of its 9% Cumulative Perpetual Preferred Stock, effective March 10, 1997. In conjunction with this plan, the Board of Directors declared a special dividend payment of $4 per share on 45,000 shares or $180,000 for its 9% Cumulative Perpetual Preferred Stock, Series A, payable on March 10, 1997 to shareholders of record on that date. Part of the proceeds of $30 million of 9.75% Capital Securities, Series A of Community Capital Trust I, a newly-formed Delaware business trust controlled by CBSI, issued on January 29, 1997 is used for this purpose.

         CBSI is a $1.3 billion registered bank holding company based in DeWitt, New York. Its wholly-owned banking subsidiary, Community Bank, N.A. has 49 customer facilities offering a broad range of financial services to both retail and commercial customers located throughout Northern, New York, the Finger Lakes Region, the Southern Tier, and Southwestern New York. CBSI is also parent to Benefit Plans Administrative Services, Inc. (BPA), a pension actuarial and recordkeeping firm located in Utica, New York serving sponsors of defined benefit and defined contribution plans.

                                     * * *

                                   SIGNATURES



         Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.



                           COMMUNITY BANK SYSTEM, INC.
                                  (Registrant)


                           by:   /s/ Sanford A. Belden
                                 Sanford A. Belden
                                 President and
                                 Chief Executive Officer


February 21, 1997